Exhibit 10.5
2021 VIMEO, INC.
DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
1.PURPOSE. The purpose of the Vimeo, Inc. Deferred Compensation Plan for Non-Employee Directors (the “Plan”) is to provide non-employee directors of Vimeo, Inc. (or any successor thereto) (the “Company”) with an opportunity to defer Eligible Cash Fees (as defined in Section 4 below).
2.EFFECTIVE DATE. The Plan became effective on December 7, 2021.
3.ELIGIBILITY. Any member of the Board of Directors of the Company (the “Board”) who is not an employee of the Company or of any subsidiary or affiliate of the Company (a “Non-Employee Director”) is eligible to participate in the Plan. A Non-Employee Director who elects to participate in the Plan and whose election to defer eligible compensation hereunder becomes irrevocable as provided in Section 5(b) of the Plan is referred to herein as a “Participant”.
4.ELIGIBLE COMPENSATION. A Non-Employee Director may elect to defer the receipt of any annual cash retainer and committee fees (“Eligible Cash Fees”) payable by the Company to the Non-Employee Director in respect of his or her Board service.
5.ELECTION TO DEFER COMPENSATION.
a.Eligible Cash Fees Elections. A Non-Employee Director may defer the receipt of up to 100% of any Eligible Cash Fees for services performed in any calendar year by completing and delivering a deferral election form in accordance with Section 5(b) not later than December 31 of the preceding year (or such earlier date as may be specified by the Administrator). Any individual who becomes a Non-Employee Director after January 1 of any year may elect within thirty (30) days after becoming a Non-Employee Director to defer the receipt of up to 100% of any Eligible Cash Fees earned for services performed after such election in the remainder of such calendar year by completing and delivering a deferral election in accordance with Section 5(b) within such thirty (30)-day period. A Non-Employee Director’s Eligible Cash Fees shall be treated as earned for services performed in a calendar year if paid with respect to services performed in such year. Any Eligible Cash Fees that are so deferred shall be referred to in the Plan as “Deferred Fees”.
b.Form of Deferral Election.
i.Each deferral election under this Section 5 shall be made in writing or electronically in such form and manner as prescribed by the Administrator. The Administrator may condition the effectiveness of any such election upon the delivery by the Non-Employee Director of such other form or forms as the Administrator may prescribe. A deferral election under Section 5 for a particular calendar year shall be irrevocable as of December 31st prior to such calendar year or upon such earlier date as may be specified by the Administrator (or, in the case of an initial year of participation under subsection (a) above, once the thirty (30)-day election period has expired). Any election submitted in accordance with this Section 5 shall remain in effect for future calendar years until modified or revoked at such time and in such form and manner as prescribed by the Administrator. A Non-Employee Director will become a Participant in the Plan on the day that his or her deferral election becomes irrevocable.

ii.In the case of a Non-Employee Director’s initial election only, the Non-Employee Director may elect payment of his or her Deferred Fees (plus the amounts (if any) credited under Section 6) in the form of a lump-sum payment or of a number of annual installments (not to exceed five (5)), with such lump-sum payment or the first installment payment occurring on the date that is ninety (90) days following the date of the Non-Employee Director’s Separation from Service, with any successive annual installment payments to be made not earlier than January 15th of each year following the year in which the Separation from Service occurs.  Any payment election made by a Non-Employee Director in connection with his or her initial election to participate in the Plan shall apply to all Deferred Fees, whether covered by the initial deferral election or a subsequent deferral election; provided, however, that this Section 5(b)(ii) shall not preclude subsequent modifications to the payment election described immediately above that are made in connection with a Participant’s Separation from Service and in compliance with Section (c) below.
c.Change in Deferral.  A Participant may change his or her payment election in accordance with the following requirements:
i.Subject to clauses (ii) and (iii) of this Section 5(c), such election may not take effect until the twelve (12)-month anniversary of the date the election is made and filed with the Secretary of the Company using a form prescribed by the Administrator;
ii.Such lump-sum payment or the first installment payment shall not be made less than five (5) years after the date that the Participant’s Deferred Fees (plus the amounts (if any) credited under Section 6) would have been paid to the Participant (or such later year if a prior modification was made pursuant to this Section 5(c)); and
iii.Any new election shall not be effective unless made at least twelve (12) months prior to the year in which the payment of the Deferred Fees (plus the amounts (if any) credited under Section 6) would otherwise commence.
6.DEFERRED COMPENSATION ACCOUNT. The Company shall establish a book-entry account for each Participant to record the Participant’s Deferred Fees (the “Account”). A Participant’s Deferred Fees may be allocated to the Cash Fund and/or to Share Units.
a.For Deferred Fees allocated by the Participant to the Cash Fund:
i.at the time the Director Fees would otherwise have been payable, the Account will be credited with the amount of the Deferred Fees, the receipt of which the Participant has elected to defer, and
ii.at the end of each calendar year or terminal portion of a year, the Account will be credited with deemed interest, at an annual rate equivalent to the weighted average prime or base lending rate of JP Morgan Chase Bank (including any successor thereto or such other financial institution that may be selected from time to time by the Administrator in accordance with Section 11 of the Plan and in accordance with applicable law) for the relevant year or portion thereof (the “Interest Equivalents”), upon the average daily balance in the Account during such year or portion thereof.
b.For Deferred Fees allocated by the Participant to Share Units:
i.at the time the Director Fees would otherwise have been payable, (A) the Account will be credited with the amount of the Deferred Fees, the receipt of which the Participant has elected to defer and (B) such amount of Deferred Fees shall be converted on such date in book entry to a number of “Share Units” (computed to the nearest 1/1000 of a share) equal to the number of shares of common stock, par value $.0 1 per share (“Common Stock”), of the Company that could have been purchased on such date with such amount of Deferred Fees, using the closing price for the Common Stock on such date (or, if such date is not a trading day, on the next preceding trading day) on The Nasdaq Global Select Market (“Nasdaq”) or, if the Common Stock is not then listed or quoted on Nasdaq, the principal stock exchange on which the Common Stock is then traded;
ii.on each date on which a cash dividend is paid on the Common Stock, the Account will be credited with the number of Share Units (computed to the nearest 1/1000 of a share) which theoretically could have been purchased with the amount of dividends payable on the number of shares of Common Stock equal to the number of Share Units in the Participant’s Account immediately prior to the payment of such cash dividend; the number of additional Share Units shall be calculated as in Section 6(b)(i) above, provided that, with respect to the payment of any other dividends, the Share Units in the Account shall be adjusted in the manner provided in Section 8(d); and
iii.on the date of the occurrence of any event described in Section 8(d) below, the Account will be credited with the number of Share Units necessary for an equitable adjustment, which adjustment shall be determined in accordance with Sections 8(d) and 11 of the Plan and in accordance with applicable law.
iv.Unless otherwise determined by the Administrator in accordance with Section 11 of the Plan and in accordance with applicable law, Eligible Cash Fees shall be payable (and related amounts credited to Participant Accounts) on a quarterly basis.
7.VALUE OF DEFERRED COMPENSATION ACCOUNTS. The value of each Participant’s Account on any date shall consist of (a) in the case of the Cash Fund, the sum of the Deferred Fees credited in accordance with Section 6 above and the Interest Equivalents credited through such date, if any, and (b) in the case of the Share Units, the market value of the corresponding number of shares of Common Stock on such date, determined using the closing price for the Common Stock on such date (or, if such date is not a trading day, on the next preceding trading day) on Nasdaq, or if the Common Stock is not then listed or quoted on Nasdaq, the principal stock exchange on which the Common Stock is then traded.  A Participant’s Account shall be credited with Interest Equivalents or additional Share Units, if any, as applicable for so long as there is an outstanding balance credited to the Participant’s Account.

8.PAYMENT OF DEFERRED COMPENSATION. No payment shall be made from a Participant’s Account except as follows:
a.The balance of Deferred Fees and Interest Equivalents in a Participant’s Account credited to the Cash Fund shall be paid in cash in the manner elected in accordance with the provisions of Section 5(b) above.  If annual installments are elected, the amount of the first payment shall be a fraction of the balance in the Participant’s Account as of the December 31 of the year preceding such payment, the numerator of which is one and the denominator of which is the total number of annual installments elected.  The amount of each subsequent payment shall be a fraction of the balance in the Participant’s Account as of December 31 of the year preceding each subsequent payment, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid.  Each payment pursuant to this Section 8(a) shall include Interest Equivalents, but only on the amount being paid, from the preceding December 31 to the date of payment.
b.The balance in a Participant’s Account credited to Share Units shall be paid in the number of actual shares of Common Stock equal to the whole number of Share Units in the Participant’s Account.  If annual installments are elected, the whole number of shares of Common Stock in the first payment shall be a fraction of the number of Share Units in the Participant’s Account as of December 31 of the year preceding such payment, the numerator of which is one and the denominator of which is the total number of annual installments elected.  The whole number of shares of Common Stock in each subsequent payment shall be a fraction of the Share Units in the Participant’s Account as of December 31 of the year preceding each subsequent payment, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments previously paid.  Cash payments in lieu of fractional shares of Common Stock issuable in respect of fractional Share Units, if applicable, shall be made with the last payment.
c.Notwithstanding the election of a Participant pursuant to Section 5(b), in the event of a Participant’s death or Disability or the occurrence of a Change in Control, the balance in the Participant’s Account (in the case of the Cash Fund, including Interest Equivalents in relation to the elapsed portion of the year in which the Participant’s death or Disability or the Change in Control occurs, if any) shall be determined as of the date of death, Disability or Change in Control, as applicable, and such balance shall be paid in one lump-sum payment in cash in the case of the Cash Fund or in actual shares of Common Stock in the case of Share Units to the Participant or the Participant’s estate, as the case may be, as soon as reasonably practicable thereafter (and otherwise in compliance with applicable law) but in no event later than ninety (90) days following the date of such death, Disability or Change in Control.  For the avoidance of doubt, in no event may any Participant, directly or indirectly, designate the calendar year of any payment to be made pursuant to the Plan.
d.In the event of any merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disaffiliation, or similar event affecting the Company or any of its subsidiaries, the Board or the Compensation and Human Capital Management Committee (or such other Committee as the Board may from time to time designate) (the “Committee”) may make such equitable substitutions or adjustments in the aggregate number of Share Units in a Participant’s Account, in the form or type of property represented by such Share Units and in the number and kind of shares reserved for issuance as the Board or the Committee deems appropriate.  In the event of a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination, or recapitalization or similar event affecting the capital structure of the Company, the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to the aggregate number of Share Units in a Participant’s Account, in the form or type of property represented by such Share Units and in the number and kind of shares reserved for issuance.  Any successor corporation or other acquirer of the Company shall be required to assume the Company’s obligations hereunder and substitute an appropriate number of shares of stock or other equity measure of such successor entity for Share Units. Notwithstanding the foregoing, in the event of a Change in Control, in the discretion of the Administrator, the Share Units credited to the Participant’s Account may be converted on such date into the Cash Fund based on the value of the Share Units on such Change in Control as determined under Section 7.
9.PARTICIPANT’S RIGHTS UNSECURED. The right of a Participant to receive any unpaid portion of the Participant’s Account, whether the Cash Fund or Share Units, shall be an unsecured claim against the general assets of the Company.
10.NONASSIGNABILITY. The right of a Participant to receive any unpaid portion of the Participant’s Account shall not be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation.
11.ADMINISTRATION. This Plan shall be administered by the Committee, which shall have delegated the day-to-day administration of the Plan to the Secretary of the Company. The Committee and the Secretary of the Company, to the extent of delegation to such individual, shall have the authority to adopt rules and regulations for carrying out the Plan and to interpret, construe and implement the provisions thereof. The Committee and the Secretary of the Company, to the extent of delegation to such individual, shall have the power to delegate ministerial matters to such officers or employees of the Company as it or he or she, as applicable, deems appropriate.
12.STOCK SUBJECT TO PLAN. Any Share Units credited to the Accounts of Participants, and, subject to Section 8(d) of the Plan, any shares of Common Stock delivered with respect to an Account under the Plan shall be delivered under the Vimeo 2021 Stock and Annual Incentive Plan, as amended from time to time (or any successor plan) and shall reduce the number of shares of Common Stock available for grant thereunder, subject to the terms and conditions of such 2021 Stock and Annual Incentive Plan, as amended from time to time (or any successor plan).
13.AMENDMENT AND TERMINATION. The Plan may be amended, modified or terminated at any time by the Committee or the Board; provided, however, that no such amendment, modification or termination shall, without the consent of a Participant, adversely affect such Participant’s rights with respect to amounts theretofore accrued to the Participant’s Account and any amendment or termination of the Plan shall be effected in accordance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
14.SECTION 409A OF THE CODE.
a.The terms and conditions of the Plan are intended to comply (and shall be interpreted in accordance) with Section 409A of the Code and the regulations thereunder.

b.For purposes of this Plan, “Separation from Service” shall mean a “separation from service,” as defined in Section 409A of the Code.
c.No action shall be taken under the Plan that will cause any Account to fail to comply in any respect with Section 409A of the Code without the written consent of the Participant.
d.Any adjustments to Share Units and/or cash payments made pursuant to Section 8(d) shall be made (i) in compliance with the requirements of Section 409A of the Code and (ii) in such a manner as to ensure that after such adjustment and/or cash payment the Share Units or Deferred Fees comply with the requirements of Section 409A of the Code.
e.For purposes of this Plan, “Disability” shall mean a disability within the meaning of Section 409A of the Code.
f.Each payment made under the Plan shall be treated as a separate payment and the right to a series of installment payments under the Plan is to be treated as a right to a series of separate payments.
g.In no event shall the Company have any liability relating to the failure or alleged failure of any payment or benefit under the Plan to comply with, or be exempt from, the requirements of Section 409A of the Code.
h.For purposes of this Plan, “Change in Control” shall mean a “change in control event” with respect to the Company, within the meaning of Section 1.409A-3(i)(5) of the Treasury Regulations.